AMENDED AND RESTATED

OPERATING SERVICES AGREEMENT

DIREXION FUNDS

This OPERATING SERVICES AGREEMENT (the “Agreement”), amends and restates the Operating Services Agreement dated July 1, 2009, by and between Direxion Funds, organized under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of each of the series of the Trust listed on Schedule A hereto (each a “Fund” and collectively, the “Funds”), as such schedule may be amended from time to time, and the advisor of the Funds, Rafferty Asset Management, LLC, a New York limited liability company (hereinafter referred to as “RAM” or the “Advisor”) is effective as to each Fund as of the effective date listed on Schedule A.

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, the Advisor provides investment advice and services to the Funds pursuant to an Investment Advisory Agreement with the Trust and the Advisor (the “Investment Advisory Agreement”) and is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust wishes to engage Advisor, to provide, or arrange for the provision of, certain operational services which are necessary for the day-to-day operations of its Funds in the manner and on the terms and conditions hereinafter set forth, and Advisor wishes to accept such engagement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Trust and Advisor agree that,

1. Responsibilities of the Advisor. The Advisor will be responsible for all expenses of the Trust except the following: for the Advisor’s advisory fee and other expenses described in the Investment Advisory Agreement, Rule 12b-1 distribution and/or service fees, any front-end or contingent deferred sales loads, taxes, swap financing and related costs, dividends or interest on short positions, other interest expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, acquired fund fees and expenses, and extraordinary expenses such as indemnification and litigation or other expenses outside the typical day-to-day operations of the Funds. For purposes of this paragraph 1, “acquired fund fees and expenses” means the indirect fees and expenses that a Fund incurs from investing in the shares of other registered or unregistered investment companies.

2. Compensation of the Advisor. In consideration of the services rendered pursuant to this Agreement, the Funds will pay to the Advisor, as compensation for the services provided by the Advisor and its agents under this Agreement, an annualized fee, which shall be paid monthly, based on the average daily net assets of each Fund as set forth on Schedule A. Such fees for a Fund can differ on a share class basis. In the event of that this Agreement is terminated with respect to any Fund, the fee provided for in this paragraph shall be calculated on the basis of a period ending on the last day on

1

which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

3. Standard of Care; Limitation of Liability. The Advisor will exercise its best judgment in rendering the services described above. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under this Agreement. Any person, even though an officer, trustee, employee, or agent of the Advisor, who may be or become an officer, trustee, employee or agent, or one under the control or direction of the Advisor, even though paid by it.

4. Amendment of this Agreement. This Agreement may be amended from time upon agreement by both parties in writing.

5. Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law in a manner not in conflict with the provisions of the Act.

6. Miscellaneous. Neither the holders of Shares of the Funds nor the Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Duration and Termination of this Agreement. This Agreement shall remain in effect so long as RAM remains the Advisor. The Trust or the Advisor may terminate the Agreement upon 60 days written notice.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

DIREXION FUNDS		RAFFERTY ASSET MANAGEMENT, LLC

By:	/s/ Daniel O’Neill	By:	/s/ Daniel O’Neill

Name:	Daniel O’Neill	Name:	Daniel O’Neill

Title:	President	Title:	Managing Director

Date:	November 24, 2015	Date:	November 24, 2015

Dated: July 1, 2009

Amended and Restated: November 24, 2015

Schedule A

to the Operating Services Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Funds (with respect to Investor Class Shares)
Direxion Monthly U.S. Dollar Bull 3X Fund	0.35%
Direxion Monthly U.S. Dollar Bear 3X Fund	0.35%

Direxion Monthly S&P 500® Bull 2X Fund	0.35%
Direxion Monthly S&P 500® Bear 2X Fund	0.35%
Direxion Monthly NASDAQ-100® Bull 2X Fund	0.35%
Direxion Monthly Latin America Bull 2X Fund	0.35%
Direxion Monthly Small Cap Bull 2X Fund	0.35%
Direxion Monthly Small Cap Bear 2X Fund	0.35%
Direxion Monthly Emerging Markets Bull 2X Fund	0.35%
Direxion Monthly Natural Resources Bull 2X Fund	0.35%
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	0.35%
Direxion Monthly 7-10 Year Treasury Bear 2X Fund	0.35%
Direxion Monthly China Bull 2X Fund	0.35%
Direxion Monthly Energy Bull 2X Fund	0.35%
Direxion Monthly Energy Bear 2X Fund	0.35%
Direxion Monthly Biotech Bull 2X Fund	0.35%
Direxion Monthly Gold Bull 2X Fund	0.35%
Direxion Monthly Gold Bear 2X Fund	0.35%
Direxion Monthly Silver Bull 2X Fund	0.35%
Direxion Monthly Silver Bear 2X Fund	0.35%
Direxion Monthly MSCI Europe Bull 2X Fund	0.35%
Direxion Monthly MSCI Europe 1.5X Bear Fund	0.35%
Direxion Monthly U.S. Dollar Equal Weight Bull 2X Fund	0.35%
Direxion Monthly U.S. Dollar Equal Weight Bear 2X Fund	0.35%
Direxion Monthly Crude Oil Bull 2X Fund	0.35%
Direxion Monthly MSCI Europe Currency Hedged Bull 2X Fund	0.35%

Direxion Monthly Biotech Bull 1.5X Fund	0.35%
Direxion Monthly Biotech Bear 1.5X Fund	0.35%
Direxion Monthly NASDAQ-100® Bear 1.25X Fund	0.35%
Direxion Monthly Crude Oil Bear 1.5X Fund	0.35%
Direxion Monthly MSCI Europe Currency Hedged Bear 1.5X Fund	0.35%
Direxion Monthly MSCI Emerging Markets Bear 1.5X Fund	0.35%

Direxion Indexed CVT Strategy Fund	0.35%
Direxion NASDAQ-100 Bull 1.25X Fund	0.19%
Direxion NASDAQ-100 Bear 1X Fund	0.19%

Funds (with respect to Investor Class Shares)
Direxion Monthly 25+ Year Treasury Bull 1.2X Fund	0.10%
Direxion Monthly 25+ Year Treasury Bear 1X Fund	0.10%
Direxion Dynamic HY Bond Fund	0.35%
Direxion Monthly High Yield Bull 1.2X Fund	0.35%

Funds (with respect to Service Class Shares)
None

Funds (with respect to A Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds (with respect to Institutional Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds (with respect to C Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Last Revised: November 24, 2015